Execution Copy


                                 $30,000,000


                              CREDIT AGREEMENT


                        Dated as of February 21, 1996


                                   Among


                         ARKANSAS BEST CORPORATION


                              as the Borrower,


                     SOCIETE GENERALE, SOUTHWEST AGENCY


                                 as Agent,


                                     and


                           THE BANKS NAMED HEREIN


                                as the Banks

                              TABLE OF CONTENTS

                                                         Page

                         ARTICLE I

             DEFINITIONS AND ACCOUNTING TERMS



Section 1.01.     Certain Defined Terms. . . . . . . . . .  1
Section 1.02.     Computation of Time Periods. . . . . . .  9
Section 1.03.     Accounting Terms; Changes in GAAP. . . .  9
Section 1.04.     Types of Advances. . . . . . . . . . . .  9
Section 1.05.     Miscellaneous. . . . . . . . . . . . . .  9

                                 ARTICLE II

                                THE ADVANCES

Section 2.01.     The Advances.. . . . . . . . . . . . . . 10
Section 2.02.     Method of Borrowing. . . . . . . . . . . 10
Section 2.03.     Fees . . . . . . . . . . . . . . . . . . 14
Section 2.04.     Reduction of the Commitments . . . . . . 14
Section 2.05.     Repayment of Advances. . . . . . . . . . 15
Section 2.06.     Interest . . . . . . . . . . . . . . . . 15
Section 2.07.     Prepayments. . . . . . . . . . . . . . . 17
Section 2.08.     Breakage Costs . . . . . . . . . . . . . 19
Section 2.09.     Increased Costs. . . . . . . . . . . . . 19
Section 2.10.     Payments and Computations. . . . . . . . 20
Section 2.11.     Taxes. . . . . . . . . . . . . . . . . . 22
Section 2.12.     Illegality . . . . . . . . . . . . . . . 23
Section 2.13.     Intentionally Left Blank.. . . . . . . . 24
Section 2.14.     Determination of Borrowing Base. . . . . 24
Section 2.15.     Bank Replacement . . . . . . . . . . . . 25
Section 2.16.     Sharing of Payments, Etc.. . . . . . . . 26
Section 2.17.     Collateral.. . . . . . . . . . . . . . . 27
Section 2.18.     Certain Covenants. . . . . . . . . . . . 27

                                 ARTICLE III

                            CONDITIONS OF LENDING

Section 3.01.     Conditions Precedent to Effectiveness
                   of this Agreement                       28
Section 3.02.     Conditions Precedent for each Borrowing. 29

                        ARTICLE IV

              REPRESENTATIONS AND WARRANTIES

Section 4.01.     Incorporation of Representations . . . . 30

Section 4.02.     Use of Proceeds. . . . . . . . . . . . . 30

                                  ARTICLE V

                            AFFIRMATIVE COVENANTS




                                 ARTICLE VI

                             NEGATIVE COVENANTS




                                 ARTICLE VII

                                  REMEDIES

Section 7.01.     Events of Default. . . . . . . . . . . . 32
Section 7.02.     Optional Acceleration of Maturity. . . . 34
Section 7.03.     Automatic Acceleration of Maturity . . . 34
Section 7.04.     Cash Collateral Account. . . . . . . . . 35
Section 7.05.     Non-exclusivity of Remedies. . . . . . . 35
Section 7.06.     Right of Set-off . . . . . . . . . . . . 35

                                ARTICLE VIII

                              AGENCY PROVISIONS

Section 8.01.     Authorization and Action . . . . . . . . 36
Section 8.02.     Agent's Reliance, Etc. . . . . . . . . . 36
Section 8.03.     The Agent and Its Affiliates . . . . . . 37
Section 8.04.     Bank Credit Decision . . . . . . . . . . 37
Section 8.05.     Indemnification. . . . . . . . . . . . . 37
Section 8.06.     Successor Agent. . . . . . . . . . . . . 37

                                 ARTICLE IX

                                MISCELLANEOUS

Section 9.01.     Amendments, Etc. . . . . . . . . . . . . 38
Section 9.02.     Notices, Etc.. . . . . . . . . . . . . . 39
Section 9.03.     No Waiver; Remedies. . . . . . . . . . . 39
Section 9.04.     Costs and Expenses . . . . . . . . . . . 39
Section 9.05.     Binding Effect . . . . . . . . . . . . . 39
Section 9.06.     Bank Assignments and Participations. . . 40
Section 9.07.     Indemnification. . . . . . . . . . . . . 42
Section 9.08.     Execution in Counterparts. . . . . . . . 43
Section 9.09.     Survival of Representations, etc . . . . 43
Section 9.10.     Severability . . . . . . . . . . . . . . 43
Section 9.11.     Business Loans . . . . . . . . . . . . . 43
Section 9.12.     Usury Not Intended . . . . . . . . . . . 43
Section 9.13.     Governing Law. . . . . . . . . . . . . . 44
Section 9.14.     Consent to Jurisdiction. . . . . . . . . 44
Section 9.15      Banks Not in Control. . . . . . . . . .. 44
Section 9.16.     Headings Descriptive . . . . . . . . . . 45
Section 9.17.     WAIVERS OF JURY TRIAL. . . . . . . . . . 45
Section 9.18.     ENTIRE AGREEMENT . . . . . . . . . . . . 45

EXHIBITS:
Exhibit A   -    Form of Tranche A Note
Exhibit B   -    Form of Tranche B Note
Exhibit C   -    Form of Subsidiary Guaranty and Contribution Agreement
Exhibit D   -    Form of Borrower Security Agreement
Exhibit E   -    Form of Guarantors Security Agreement
Exhibit F   -    Form of Notice of Borrowing
Exhibit G   -    Form of Notice of Conversion or Continuation
Exhibit H   -    Form of Assignment and Acceptance
Exhibit I   -    Form of Borrower's/Guarantors' Counsel Opinion
Exhibit J   -    Form of Agent's Counsel Opinion
Exhibit K   -    Form of Compliance Certificate
Exhibit L-1 -    Form of Borrowing Base Certificate
Exhibit L-2 -    Form of Interim Receivables Report
Exhibit L-3 -    Form of Property Adjustment Report
Exhibit L-4 -    Form of Current Receivables Report
Exhibit M   -    Form of First Lienholder Consent
Exhibit N   -    Form of Bank Account Letter
Exhibit O   -    Form of Master Subordination and Attornment Agreement
Exhibit P   -    Form of Subordination, Non-Disturbance and Attornment
                 Agreement
Exhibit Q   -    Form of Mortgage
Exhibit R   -    Form of Intercreditor Agreement
Exhibit S   -    Form of Flash Report


SCHEDULES:

Schedule 1.01(a) -    Commitments
Schedule 1.01(b) -    Real Property Subject to First Priority
                      Lien in favor of Revolver/Term Agent
Schedule 1.01(c) -    Excess Real Property
Schedule 2.17    -    Locations of Certificates of Title
Schedule 9.02    -    Notice Information for Banks

                         CREDIT AGREEMENT

    This Credit Agreement dated as of February 21, 1996 is among Arkansas Best Corporation, a Delaware corporation, as the Borrower, Societe Generale, Southwest Agency, as Agent, and the Banks.

    The parties hereto do hereby agree as follows:

                            ARTICLE I

                 DEFINITIONS AND ACCOUNTING TERMS

    Section 1.01. Certain Defined Terms. As used in this Agreement, (a) capitalized terms which are not defined below have the meanings given such terms in the Revolver/Term Agreement as in effect on and as of the Effective Date (with only such changes therein as the Majority Banks under this Agreement may consent to in writing), and (b) the following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):

    "Acceptable Security Interest" means a valid, binding, and enforceable Lien in any collateral (a) which exists in favor of the Agent for the benefit of itself and the Banks, (b) which upon perfection will be superior to all other Liens, other than Permitted Priority Liens, (c) which secures the Obligations, and (d) which (i) is perfected, except to the extent nonperfection is expressly permitted by the Credit Documents or (ii) will be perfected upon filing or recording under applicable law all documents or instruments necessary to perfect the same and all such documents and instruments have been duly executed by the Borrower or a Guarantor, as the case may be, and delivered to the Agent on or prior to the Effective Date, except with respect to Properties in the jurisdictions identified on the post-closing schedule attached as Schedule 5.08(b) to the Revolver/Term Agreement.

    "Accession Agreement" means an Accession Agreement in the form attached to the Guaranty as Annex 2 thereto, which agreement causes the Person executing and delivering the same to the Agent to become a party to the Guaranty and to the Guarantors Security Agreement.

    "Adjusted Prime Rate" means, for any day, the fluctuating rate per annum of interest equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Rate in effect on such day plus 1/2%.

    "Advance" means either a Tranche A Advance or a Tranche B Advance by a Bank to the Borrower, any such Advance being either a Prime Rate Advance or a Eurodollar Rate Advance.

    "Agent" means Societe Generale, Southwest Agency in its capacity as Agent for the Banks pursuant to Article VIII and any successor Agent pursuant to
Section 8.06.

    "Aggregate Increase in Receivables" means, at any time of determination thereof, the excess of (a) the aggregate amount of Current Receivables as of the date of the most recent Current Receivables Report, over (b) the aggregate amount of Current Receivables as of the Current Receivables Report dated as of February 21, 1996 and delivered to the Banks on the Effective Date.

    "Agreement" means this Credit Agreement dated as of February 21, 1996 among the Borrower, the Agent, and the Banks, as it may be amended hereafter in accordance with its terms.

    "Applicable Lending Office" means, with respect to each Bank, such Bank's Domestic Lending Office in the case of a Prime Rate Advance and such Bank's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

    "Assignment and Acceptance" means an assignment and acceptance entered into by a Bank and an Eligible Assignee, and accepted by the Agent, in substantially the form of the attached Exhibit H.

    "Banks" means the lenders listed on the signature pages of this Agreement and each Eligible Assignee that shall become a party to this Agreement pursuant to Section 9.06.

    "Borrower" means Arkansas Best Corporation, a Delaware corporation, and any successor, legal representative or permitted assignee thereof.

    "Borrower Security Agreement" means the Security Agreement dated of even date herewith executed by the Borrower in substantially the form of Exhibit D, as it may be amended from time to time in accordance with its terms.

    "Borrowing" means either a Tranche A Borrowing or a Tranche B Borrowing.

    "Borrowing Base Certificate" means a certificate of the Borrower in substantially the form of the attached Exhibit L.

    "Business Day" means a day of the year on which banks are not required or authorized to close in New York City or Dallas, Texas and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on by banks in the London interbank market.

    "Cash Collateral Account" means a special cash collateral account containing cash deposited pursuant to Section 2.07(c) to be maintained at the Agent's office in accordance with Section 7.04.

    "Commitment" means, with respect to any Bank, the sum of such Bank's Tranche A Commitment and Tranche B Commitment.

    "Compliance Certificate" means a certificate of the Borrower in substantially the form of the attached Exhibit K.

    "Consolidated" refers to the consolidation of the accounts of the Borrower and its Subsidiaries in accordance with GAAP, including, when used in reference to the Borrower, principles of consolidation consistent with those applied in the preparation of the Financial Statements.

    "Convert", "Conversion", and "Converted" each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.02(b).

    "Credit Documents" means this Agreement, the Notes, the Guaranty, the Security Agreements, the Intercreditor Agreement, the Upfront Fee Letter and each other agreement, instrument or document executed by the Borrower or any of its Subsidiaries at any time in connection with this Agreement.

    "Current Receivable" means any Eligible Receivable of ABF for which no more than 30 days has passed since the date of original invoice therefor.

    "Current Receivables Report" means a Current Receivables Report in substantially the form of Exhibit L-4.

    "Default" means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

    "Dollar Equivalent" means the equivalent in another currency of an amount in Dollars to be determined by reference to the rate of exchange quoted by the Agent, at 10:00 a.m. (Dallas, Texas time) on the date of determination, for the spot purchase in the foreign exchange market of such amount of Dollars with such other currency.

    "Dollars" and "$" means lawful money of the United States of America.

    "Domestic Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" opposite its name on
Schedule 9.02 or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

    "Effective Date" means the date all of the conditions precedent set forth in Section 3.01 have been satisfied, and the Agent shall have confirmed the same in writing to the Banks.

    "Eligible Assignee" means (a) an Affiliate of a Bank or a Revolver/Term Bank which (if no Event of Default has occurred and is continuing) is acceptable to the Borrower, (b) a Bank, or (c) a Revolver/Term Bank.

    "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board (or any successor), as in effect from time to time.

    "Eurodollar Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Eurodollar Lending Office" opposite its name on Schedule 9.02 (or, if no such office is specified, its Domestic Lending Office) or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

    "Eurodollar Rate" means, for the Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, an interest rate per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum) equal to (A) the rate per annum at which deposits in Dollars are offered by the principal office of Societe Generale in London, England to prime banks in the London interbank market at 11:00 a.m. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to Societe Generale's Eurodollar Rate Advance comprising part of such Borrowing and for a period equal to such Interest Period divided by (B) one minus the applicable statutory reserve requirements of the NationsBank of Texas, N.A., expressed as a decimal (including without duplication or limitation, basic, supplemental, marginal and emergency reserves), from time to time in effect under Regulation D or similar regulations of the Federal Reserve Board. It is agreed that for purposes of this definition, Eurodollar Rate Advances made hereunder shall be deemed to constitute Eurocurrency Liabilities as defined in Regulation D and to be subject to the reserve requirements of Regulation D.

    "Eurodollar Rate Advance" means an Advance which bears interest as provided in Section 2.06(b).

    "Events of Default" has the meaning set forth in Section 7.01.

    "Excess Real Property" means the Real Property listed on Schedule
1.01(c).

    "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for any such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

    "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any of its successors.

    "First Lienholder Consent" means a Lender Estoppel Certificate and Agreement in substantially the form of Exhibit M executed and delivered by the holder of an Existing Lien on Eligible Real Property which Lien is senior in priority to the Lien in favor of the Agent for the benefit of the Banks.

    "GAAP" means United States generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the requirements of Section 1.03.

    "Guarantor" means each Subsidiary of the Borrower that is a party to the Guaranty, and "Guarantors" means such Persons collectively. The Guarantors on the Effective Date are identified on Schedule 4.01.

    "Guarantors Security Agreement" means the Security Agreement dated of even date herewith executed by the Guarantors in substantially the form of Exhibit E, as it may be amended from time to time in accordance with its terms.

    "Guaranty" means the Subsidiary Guaranty and Contribution Agreement dated of even date herewith in substantially the form of the attached Exhibit C executed by certain Subsidiaries of the Borrower, as it may be amended hereafter in accordance with its terms.

    "Intercreditor Agreement" means the Intercreditor Agreement dated as of February 21, 1996 between the Agent and the Revolver/Term Agent, and in substantially the form of Exhibit R.

    "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the one month period commencing on the date of such Advance or the date of the Conversion of any Prime Rate Advance into such an Advance and ending on the last day of such period pursuant to the provisions below and Section 2.02 and, thereafter, each subsequent one month period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period pursuant to the provisions below and
Section 2.02; provided, however, that:

    (a) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

    (b) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month.

    "Interim Receivables Report" means an Interim Receivables Report of the Borrower in substantially the form of Exhibit L-2.

    "Majority Banks" means, at any time, Banks holding at least 66-2/3% of the then aggregate unpaid principal amount of the Notes held by the Banks at such time, or, if no such principal amount is then outstanding, Banks having at least 66-2/3% of the aggregate amount of the Commitments at such time.

    "Maturity Date" means March 31, 1997.

    "Maximum Rate" means the maximum nonusurious interest rate under applicable law.

    "Mortgages" means, collectively, the deeds of trust and mortgages executed by the Borrower or any Guarantor to secure the Obligations, and "Mortgage" means any of such instruments.

    "Note" means either a Tranche A Note or a Tranche B Note.

    "Notice of Borrowing" means a notice of borrowing in the form of the attached Exhibit F signed by a Responsible Officer of the Borrower.

    "Notice of Conversion or Continuation" means a notice of conversion or continuation in the form of the attached Exhibit G signed by a Responsible Officer of the Borrower.

    "Obligations" means all Advances and other amounts payable by the Borrower to the Agent or the Banks under the Credit Documents.

    "Permitted Priority Liens" means (i) Liens on Property described on
Schedule 1.01(b) which are in favor of the Revolver/Term Agent for the benefit of the Revolver/Term Banks and which secure the obligations of the Borrower and the Guarantors under the Revolver/Term Agreement and related guaranties, (ii) Existing Liens, and (iii) Liens permitted by paragraphs (c) and (d) of Section 6.01 solely to the extent such Liens are afforded priority under applicable law.

    "Prime Rate" means a fluctuating interest rate per annum as shall be in effect from time to time equal to the rate of interest publicly announced by Societe Generale, New York Branch as its prime commercial lending rate (which may not be the lowest rate offered to its customers), whether or not the Borrower has notice thereof.

    "Prime Rate Advance" means an Advance which bears interest as provided in
Section 2.06(a). "Property" of any Person means any property or assets (whether real, personal, or mixed, tangible or intangible) of such Person.

    "Pro Rata Share" means, at any time with respect to any Bank, either (a) the ratio (expressed as a percentage) of such Bank's Commitment at such time to the aggregate Commitments at such time or (b) if the Commitments have been terminated, the ratio (expressed as a percentage) of such Bank's aggregate outstanding Advances at such time to the aggregate outstanding Advances of all the Banks at such time.

    "Register" has the meaning set forth in paragraph (c) of Section 9.06.

    "Revolver/Term Agent" means Societe Generale, Southwest Agency, as agent for the Revolver/Term Banks under the Revolver/Term Agreement, or any successor agent thereunder.

    "Revolver/Term Agreement" means the Amended and Restated Credit Agreement dated as of February 21, 1996 among the Borrower, the banks party thereto, and Societe Generale, Southwest Agency, as agent for such banks, which provides for advances and letters of credit in an aggregate amount not to exceed $346,971,321, as such agreement may be amended from time to time in accordance with its terms.

    "Revolver/Term Banks" means the financial institutions which are banks party to the Revolver/Term Agreement.

    "Revolving Commitments" means the "Revolving Commitments" of the Revolver/Term Banks under the Revolver/Term Agreement to make Revolving Advances (as defined in the Revolver/Term Agreement) and to issue or participate in Letters of Credit (as such term is defined in the Revolver/Term Agreement).

    "Security Agreements" means, collectively, the Borrower Security Agreement, the Guarantors Security Agreement, the Mortgages, and any other agreement executed in connection with the Liens in favor of the Agent for the benefit of the Banks securing the Obligations.

    "Subordinated Debt" means (a) the Subordinated Debentures, and (b) any Indebtedness of the Borrower or any of its Subsidiaries which is subordinated to their respective obligations under the Credit Documents and which is on terms and conditions satisfactory to the Agent and the Banks.

    "Tranche A Advance" means an advance by a Bank to the Borrower pursuant to Section 2.01(a).

    "Tranche A Borrowing" means a borrowing consisting of simultaneous Tranche A Advances of the same Type made by each Bank pursuant to Section 2.01(a) or Converted by each Bank to Tranche A Advances of a different Type pursuant to Section 2.02(b).

    "Tranche A Commitment" means, with respect to any Bank, the amount set opposite such Bank's name on Schedule 1.01 as its Tranche A Commitment, or if such Bank has entered into any Assignment and Acceptance, the amount set forth for such Bank as its Tranche A Commitment in the Register maintained by the Agent pursuant to Section 9.06(c), as such amount may be reduced pursuant to Section 2.04.

    "Tranche A Note" means a promissory note of the Borrower payable to the order of any Bank, in substantially the form of the attached Exhibit A, evidencing indebtedness of the Borrower to such Bank resulting from Tranche A Advances owing to such Bank.

    "Tranche B Advance" means an advance by a Bank to the Borrower pursuant to Section 2.01(b).

    "Tranche B Borrowing" means a borrowing consisting of simultaneous Tranche B Advances of the same Type made by each Bank pursuant to Section 2.01(b) or Converted by each Bank to Tranche B Advances of a different Type pursuant to Section 2.02(b).

    "Tranche B Commitment" means, with respect to any Bank, the amount set opposite such Bank's name on Schedule 1.01 as its Tranche B Commitment, or if such Bank has entered into any Assignment and Acceptance, the amount set forth for such Bank as its Tranche B Commitment in the Register maintained by the Agent pursuant to Section 9.06(c), as such amount may be reduced pursuant to Section 2.04.

    "Tranche B Note" means a promissory note of the Borrower payable to the order of any Bank, in substantially the form of the attached Exhibit B, evidencing indebtedness of the Borrower to such Bank resulting from Tranche B Advances owing to such Bank.

    "Type" has the meaning set forth in Section 1.04.

    "Upfront Fee Letter" means the letter agreement dated as of February 21, 1996 between the Borrower and the Agent.

    Section 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

    Section 1.03.     Accounting Terms; Changes in GAAP.

    (a) All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP applied on a consistent basis with those applied in the preparation of the Financial Statements.

    (b) Unless otherwise indicated, all financial statements of the Borrower, all calculations for compliance with covenants in this Agreement, and all calculations of any amounts to be calculated under the definitions in
Section 1.01 shall be based upon the Consolidated accounts of the Borrower and its Subsidiaries in accordance with GAAP.

    (c) If any changes in accounting principles after December 31, 1995 are required by GAAP or the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or similar agencies results in a change in the method of calculation of, or affects the results of such calculation of, any of the financial covenants, standards or terms found in this Agreement, then the parties shall enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to equitably reflect such change, with the desired result that the criteria for evaluating the Borrower's and its Consolidated Subsidiaries' financial condition shall be the same after such change as if such change had not been made.

    Section 1.04. Types of Advances. Advances are distinguished by "Type". The "Type" of an Advance refers to the determination whether such Advance is a Eurodollar Rate Advance or Prime Rate Advance, each of which constitutes a Type.

    Section 1.05. Miscellaneous. Article, Section, Schedule and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified.

                            ARTICLE II

                           THE ADVANCES

    Section 2.01.     The Advances.

    (a) Tranche A Advances. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make Tranche A Advances to the Borrower from time to time on any Business Day prior to the Maturity Date in an aggregate amount not to exceed at any time outstanding an amount equal to such Bank's Tranche A Commitment at such time; provided, however, that no Tranche A Advance will be made or will be permitted to remain outstanding on any day that less than $275,000,000 is outstanding under the Revolving Commitments. The aggregate amount of all Tranche A Advances outstanding at any time may not exceed either (i) the aggregate Tranche A Commitments at such time, or (ii) the Borrowing Base at such time less $275,000,000. Within the limits of each Bank's Tranche A Commitment and the other limitations set forth above, the Borrower may from time to time prepay pursuant to Section
2.07 and reborrow under this Section 2.01(a).

    (b) Tranche B Advances. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make Tranche B Advances to the Borrower from time to time on any Business Day on which a Current Receivables Report shows an Aggregate Increase in Receivables and which is prior to the Maturity Date in an aggregate amount not to exceed at any time outstanding an amount equal to such Bank's Tranche B Commitment at such time; provided, however, that no Tranche B Advance will be made or will be permitted to remain outstanding on any day that less than $275,000,000 is outstanding under the Revolving Commitments or less than $15,000,000 is outstanding under the Tranche A Commitments. The aggregate amount of all Tranche B Advances outstanding at any time may not exceed the lesser of (i) the aggregate Tranche B Commitments at such time, (ii) the Borrowing Base at such time less $290,000,000, or (iii) 80% of the Aggregate Increase in Receivables at such time. Within the limits of each Bank's Tranche B Commitment and the other limitations set forth above, the Borrower may from time to time prepay pursuant to Section 2.07 and reborrow under this Section 2.01(b).

    Section 2.02.     Method of Borrowing.

    (a) Notice. Each Borrowing shall be made pursuant to a Notice of Borrowing, given not later than (i) 11:00 a.m. (Dallas, Texas time) on the third Business Day before the date of the proposed Borrowing, in the case of a Eurodollar Rate Advance or (ii) 11:00 a.m. (Dallas, Texas time) on the Business Day of the proposed Borrowing, in the case of a Prime Rate Advance, by the Borrower to the Agent, which shall give to each Bank prompt notice on the day of receipt of timely Notice of Borrowing of such proposed Borrowing by telecopier. Each Notice of Borrowing shall be in writing or by telecopier specifying the requested (i) date of such Borrowing, (ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) if such Borrowing is to be comprised of Eurodollar Rate Advances, the Interest Period for each such Advance. In the case of a proposed Borrowing comprised of Eurodollar Rate Advances, the Agent shall promptly notify each Bank of the applicable interest rate under Section 2.06(b). In the case of a proposed Borrowing comprised of Tranche B Advances, the Notice of Borrowing shall be accompanied by a Current Receivables Report dated as of the Business
Day preceding the date of the Notice of Borrowing.   Each Bank shall (i) in
the case of all Borrowings other than Borrowings made on the same day as the day the Notice of Borrowing is received, before 11:00 a.m. (Dallas, Texas time) on the date of such Borrowing and (ii) in the case of Borrowings made on the same day as the date of the Notice of Borrowing, before 1:00 p.m. (Dallas, Texas time), make available for the account of its Applicable Lending Office to the Agent at its address referred to in Section 9.02, or such other location as the Agent may specify by notice to the Banks, in same day funds, such Bank's Pro Rata Share of such Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower at its account with the Agent.

    (b) Conversions and Continuations. In order to elect to Convert or continue Advances comprising part of the same Borrowing under this Section, the Borrower shall deliver an irrevocable Notice of Conversion or Continuation to the Agent at the Agent's office no later than 11:00 a.m. (Dallas, Texas time) (i) on the Business Day of the proposed conversion date in the case of a Conversion of such Advances to Prime Rate Advances and (ii) at least three Business Days in advance of the proposed Conversion or continuation date in the case of a Conversion to, or a continuation of, Eurodollar Rate Advances. Each such Notice of Conversion or Continuation shall be in writing or by telecopier, specifying (i) the requested Conversion or continuation date (which shall be a Business Day), (ii) the Borrowing amount and Type of the Advances to be Converted or continued, (iii) whether a Conversion or continuation is requested, and if a Conversion, into what Type of Advances, and (iv) in the case of a Conversion to, or a continuation of, Eurodollar Rate Advances, the requested Interest Period. Tranche A Advances may only be Converted or continued as Tranche A Advances and Tranche B Advances may only be Converted or continued as Tranche B Advances. Promptly after receipt of a Notice of Conversion or Continuation under this paragraph, the Agent shall provide each Bank with a copy thereof and, in the case of a Conversion to or a Continuation of Eurodollar Rate Advances, notify each Bank of the applicable interest rate under Section 2.06(b). For purposes other than the conditions set forth in Section 3.02, the portion of Tranche A Advances comprising part of the same Tranche A Borrowing that are Converted to Tranche A Advances of another Type shall constitute a new Tranche A Borrowing and the portion of Tranche B Advances comprising part of the same Tranche B Borrowing that are Converted to Tranche B Advances of another Type shall constitute a new Tranche B Borrowing.

    (c)  Certain Limitations.  Notwithstanding anything in paragraphs (a) and
(b) above:

    (i) each Borrowing shall be in an aggregate amount not less than $1,000,000 or greater multiples of $1,000,000, in the case of Eurodollar Rate Advances, or $1,000,000 or greater multiples of $100,000, in the case of Prime Rate Advances, and shall consist of Advances of the same Type made on the same day by the Banks ratably according to their respective Commitments.

    (ii) at no time shall there be more than five Interest Periods applicable to outstanding Eurodollar Rate Advances;

    (iii) the Borrower may not select Eurodollar Rate Advances for any Borrowing to be made, Converted or continued if (A) the aggregate amount of such Borrowing is less than $1,000,000 or (B) a Default has occurred and is continuing;

    (iv) (A) if any Bank shall, at any time prior to the making of any requested Borrowing comprised of Eurodollar Rate Advances, notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Bank or its

Eurodollar Lending Office to perform its obligations under this Agreement to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances, such Bank's Pro Rata Share of such Borrowing shall be made as a Prime Rate Advance of such Bank, but otherwise shall be considered part of the same Borrowing and interest on such Prime Rate Advance shall be due and payable at the same time that interest on the Eurodollar Rate Advances comprising the remainder of such Borrowing shall be due and payable; and (B) such Bank agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank;

    (v) if the Agent is unable to determine the Eurodollar Rate for Eurodollar Rate Advances comprising any requested Borrowing, the right of the Borrower to select Eurodollar Rate Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Prime Rate Advance;

    (vi) if the Majority Banks shall, at least one Business Day before the date of any requested Borrowing, notify the Agent that the Eurodollar Rate for Eurodollar Rate Advances comprising such Borrowing will not adequately reflect the cost to such Banks of making or funding their respective Eurodollar Rate Advances, as the case may be, for such Borrowing, the right of the Borrower to select Eurodollar Rate Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Agent shall notify the Borrower and the Banks that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Prime Rate Advance; and

    (vii) if the Borrower shall fail to select the duration or continuation of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section
1.01 and paragraph (a) or (b) above, the Agent will forthwith so notify the Borrower and the Banks and such Advances will be made available to the Borrower on the date of such Borrowing as Prime Rate Advances or, if an existing Advance, Converted into Prime Rate Advances.

    (d) Notices Irrevocable. Each Notice of Borrowing and Notice of Conversion or Continuation shall be irrevocable and binding on the Borrower. In the case of any Borrowing which the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Bank against any loss, out-of-pocket cost or expense incurred by such Bank as a result of any condition precedent for Borrowing set forth in
Article III not being satisfied for any reason, including, without limitation, any loss, cost or expense actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Advance to be made by such Bank as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

    (e) Agent Reliance. Unless the Agent shall have received notice from a Bank before the date of any Borrowing that such Bank will not make available to the Agent such Bank's Pro Rata Share of the Borrowing, the Agent may assume that such Bank has made its Pro Rata Share of such Borrowing available to the Agent on the date of such Borrowing in accordance with paragraph (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made its Pro Rata Share of such Borrowing available to the Agent, such Bank and the Borrower severally agree to immediately repay to the Agent on demand such corresponding amount, together with interest on such amount, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable on such day to Advances comprising such Borrowing and (ii) in the case of such Bank, the Federal Funds Rate for such day. If such Bank shall repay to the Agent such corresponding amount and interest as provided above, such corresponding amount so repaid shall constitute such Bank's Advance as part of such Borrowing for purposes of this Agreement even though not made on the same day as the other Advances comprising such Borrowing.

    (f) Bank Obligations Several. The failure of any Bank to make the Advance to be made by it as part of any Borrowing shall not relieve any other Bank of its obligation, if any, to make its Advance on the date of such Borrowing. No Bank shall be responsible for the failure of any other Bank to make the Advance to be made by such other Bank on the date of any Borrowing.

    (g) Notes. The indebtedness of the Borrower to each Bank resulting from Tranche A Advances owing to such Bank shall be evidenced by the Tranche A Note of the Borrower payable to the order of such Bank in substantially the form of Exhibit A. The indebtedness of the Borrower to each Bank resulting from Tranche B Advances owing to such Bank shall be evidenced by the Tranche B Note of the Borrower payable to the order of such Bank in substantially the form of Exhibit B.

    Section 2.03.     Fees.

    (a) Commitment Fees. The Borrower agrees to pay to the Agent for the account of each Bank a commitment fee on the average daily amount by which such Bank's Commitment exceeds the sum of such Bank's outstanding Advances from the Effective Date until the Maturity Date at a rate per annum equal to one half of one percent (.50%), such fees due and payable quarterly in arrears (i) on the last Business Day of each March, June, September and December (commencing March 29, 1996) and (ii) on the Maturity Date.

    (b)  Upfront Fees.     The Borrower agrees to pay to the Agent the fees
set forth in the Upfront Fee Letter.

    Section 2.04.     Reduction of the Commitments.

    (a) Voluntary Reduction. The Borrower shall have the right, upon at least three Business Days' irrevocable notice to the Agent, to terminate in whole or reduce ratably in part the unused portion of the Commitments; provided that each partial reduction shall be in the aggregate amount of $1,000,000 or an integral multiple of $1,000,000, and no reduction of the Tranche A Commitments shall be made prior to the termination of the Tranche B Commitments and full repayment of all Tranche B Advances. Any reduction or termination of the Commitments pursuant to this Section 2.04(a) shall be permanent, with no obligation of the Banks to reinstate such Commitments and the commitment fees provided for in Section 2.03(a) shall thereafter be computed on the basis of the Commitments, as so reduced or terminated.

    (b)  Change of Control.  Upon the occurrence of any of the following:

    (i) a change in control is reported by the Borrower in response to either
Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange
Act, or

    (ii) any "person" (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Borrower representing the Control Percentage or more of the combined voting power of the Borrower's then outstanding securities; then, in such event the Majority Banks may, at their sole option upon written notice to the Borrower (a "Termination Notice"), declare the obligation of each Bank to make Advances to be terminated, whereupon the same shall forthwith terminate and the Commitments shall reduce to zero.

    (c) Prepayment of Term Advances. If any mandatory prepayment of Term Advances (as defined in the Revolver/Term Agreement) is made (other than (i) a prepayment made when no Default has occurred and is continuing with the Net Cash Proceeds of an Asset Sale and (ii) a prepayment made with the Net Cash Proceeds of a Capitalization Event), then the obligation of each Bank to make Advances hereunder shall automatically and immediately terminate and the Commitments shall reduce to zero.

    (d) Capitalization Event. Upon the occurrence of any Capitalization Event which results in full repayment of the Term Advances in accordance with the Revolver/Term Agreement or which occurs after such repayment, the aggregate Tranche B Commitments shall reduce, and when the Tranche B Commitments have been reduced to zero, the aggregate Tranche A Commitments shall reduce (such reductions effective on the same date a mandatory prepayment would otherwise be due on the Term Advances as a result of such Capitalization Event pursuant to Section 2.07(c)(iv) of the Revolver/Term Agreement) by an amount equal to (i) 100% of the Net Cash Proceeds of such Capitalization Event, less (ii) the Term Advances outstanding (if any) immediately prior to the mandatory prepayment of Term Advances to be made on such date.

    Section 2.05.     Repayment of Advances.   The Borrower shall repay the
outstanding principal amount of each Advance on the Maturity Date.

    Section 2.06. Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance made by each Bank from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

    (a) Prime Rate Advances. If such Advance is a Prime Rate Advance, a rate per annum equal at all times to the lesser of (i) the Adjusted Prime Rate in effect from time to time plus two percent (2%) and (ii) the Maximum Rate, payable in arrears on the last Business Day of each calendar month and on the date such Prime Rate Advance shall be paid in full, provided that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the lesser of (i) the rate required to be paid on such Advance immediately prior to the date on which such amount becomes due plus two percent (2%) and (ii) the Maximum Rate.

    (b) Eurodollar Rate Advances. If such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the lesser of (i) the Eurodollar Rate for such Interest Period plus three percent (3%) and (ii) the Maximum Rate, payable in arrears on the last day of such Interest Period and on the date such Eurodollar Rate Advance shall be paid in full; provided that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the lesser of (i) the greater of (A) the Adjusted Prime Rate in effect from time to time plus two percent (2%) and (B) the rate required to be paid on such Advance immediately prior to the date on which such amount became due plus two percent (2%) and (ii) the Maximum Rate.

    (c) Usury Recapture. In the event the rate of interest chargeable under this Agreement or the Notes at any time is greater than the Maximum Rate, the unpaid principal amount of the Notes shall bear interest at the Maximum Rate until the total amount of interest paid or accrued on the Notes equals the amount of interest which would have been paid or accrued on the Notes if the stated rates of interest set forth in this Agreement had at all times been in effect. In the event, upon payment in full of the Notes, the total amount of interest paid or accrued under the terms of this Agreement and the Notes is less than the total amount of interest which would have been paid or accrued if the rates of interest set forth in this Agreement had, at all times, been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Agent for the account of the Banks an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been charged on the Notes if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued on the Notes if the rates of interest set forth in this Agreement had at all times been in effect and (ii) the amount of interest actually paid or accrued under this Agreement on the Notes. In the event the Banks ever receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall, to the extent permitted by law, be applied to the reduction of the principal balance of the Notes, and if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrower.

    (d) Other Amounts Overdue. If any amount payable under this Agreement other than the Advances is not paid when due and payable, including without limitation, accrued interest and fees, then such overdue amount shall accrue interest hereon due and payable on demand at a rate per annum equal to the Adjusted Prime Rate plus two percent (2%), from the date such amount became due until the date such amount is paid in full.

    Section 2.07.     Prepayments.

    (a) Right to Prepay. The Borrower shall have no right to prepay any principal amount of any Advance except as provided in this Section 2.07.

    (b) Optional Prepayments. The Borrower may elect to prepay any of the Advances, after giving by 11:00 a.m. (Dallas, Texas time) (i) in the case of Eurodollar Rate Advances, at least three Business Days' or (ii) in case of Prime Rate Advances, at least one Business Day's prior written notice to the Agent stating the proposed date and aggregate principal amount of such prepayment and the relevant Interest Period for the Advances to be prepaid, provided however that no prepayment of Tranche A Advances shall be made if there are any outstanding Tranche B Advances. If any such notice is given, the Borrower shall prepay Advances comprising part of the same Borrowing in whole or ratably in part in an aggregate principal amount equal to the amount specified in such notice, and shall also pay accrued interest to the date of such prepayment on the principal amount prepaid and amounts, if any, required to be paid pursuant to Section 2.08 as a result of such prepayment being made on such date; provided, however, that each partial prepayment shall be in an aggregate principal amount not less than $1,000,000.

    (c)  Mandatory Prepayments.

    (i) Change of Control. On the fifth Business Day following the Borrower's receipt of a Termination Notice pursuant to Section 2.04(b) hereof, the Borrower shall be required to prepay all outstanding Advances in full.

    (ii) Borrowing Base Deficiency. On each Borrowing Base Determination Date, the Borrower shall be required to prepay Advances as follows:

    (A) Tranche B Advances shall be repaid in the aggregate amount necessary so that the remaining Tranche B Advances (x) do not exceed the Borrowing Base, as determined on such Borrowing Base Determination Date, less $290,000,000, and (y) do not exceed 80% of the Aggregate Increase in Receivables, as set forth in the most recent Current Receivables Report, and

    (B) Tranche A Advances shall be repaid in the aggregate amount necessary so that the remaining Tranche A Advances do not exceed the Borrowing Base, as determined on such Borrowing Base Determination Date, less $275,000,000.

    (iii) Excess Real Property Sales. If any Asset Sale involving Excess Real Property occurs at a time when a Default has occurred and is continuing, the Borrower shall prepay Advances in an amount equal to 100% of the Net Cash Proceeds of each such Asset Sale on the date of the occurrence of such Asset Sale, all proceeds to be applied first to prepay all outstanding Tranche B Advances and then to prepay Tranche A Advances.

    (iv) Termination of Commitments. In the event the Commitments are terminated pursuant to Section 2.04(c), the Borrower shall be required to prepay all outstanding Advances in full.

    (v) Reduction of Commitments. In the event the Tranche B Commitments are reduced pursuant to Section 2.04(d), the Borrower shall prepay Tranche B Advances to the extent the outstanding Tranche B Advances exceed the reduced Tranche B Commitments. In the event the Tranche A Commitments are reduced pursuant to Section 2.04(d), the Borrower shall prepay Tranche A Advances to the extent the outstanding Tranche B Advances exceed the reduced Tranche A Commitments.

    (vi) Accrued Interest. Each prepayment pursuant to this Section 2.07(c) shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to
Section 2.08 as a result of such prepayment being made on such date.

    (vii) Avoidance of Breakage Costs. In the event that the amount of any mandatory prepayment of Advances under this Section 2.07(c) exceeds the aggregate principal amount of Advances which consist of Prime Rate Advances (the amount of such excess being the "Excess Amount"), the Borrower shall have the right, in lieu of making such prepayment in full, to prepay such outstanding Advances which are Prime Rate Advances and to deposit an amount equal to the Excess Amount with the Agent in the Cash Collateral Account maintained by and in the sole dominion and control of the Agent for the ratable benefit of the Banks. Any amount so deposited shall be held by the Agent as collateral for the Obligations and applied to the prepayment of Advances which are Eurodollar Rate Advances at the end of the current Interest Period(s) applicable thereto. On any day on which amounts collected in the Cash Collateral Account remain on deposit in or to the credit of the Cash Collateral Account after giving effect to the payment made on such day pursuant to this Section 2.07(c), and the Borrower shall have delivered to the Agent a written request or a telephonic request (which shall be promptly confirmed in writing) prior to 10:00 am (Dallas, Texas time) that such remaining collected amounts be invested in cash equivalents specified in such request, the Agent shall invest such funds, to the extent the Agent is reasonably able to do so, in such cash equivalents as are acceptable to, and with no risk to, the Agent on an overnight basis or with maturities such that amounts will be available to pay the Obligations secured thereby as they become due, whether at maturity, by acceleration or otherwise; provided, however, that any loss resulting from such investments shall be charged to and be immediately payable by the Borrower on demand by the Agent.

    (d)  Ratable Payments.  Each payment of any Advance pursuant to this
Section 2.07 or any other provision of this Agreement shall be made in a manner such that all Advances comprising part of the same Borrowing are paid in whole or ratably in part.

    (e) Effect of Notice. All notices given pursuant to this Section 2.07 shall be irrevocable and binding upon the Borrower.

    Section 2.08. Breakage Costs. If (a) any payment of principal of any Eurodollar Rate Advance is made other than on the last day of the Interest Period for such Advance as a result of any payment pursuant to Section 2.07 or the acceleration of the maturity of the Notes pursuant to Article VIII or otherwise; (b) any Conversion of a Eurodollar Rate Advance is made other than on the last day of the Interest Period for such Advance pursuant to Section
2.12 or otherwise; or (c) the Borrower fails to make a principal or interest payment with respect to any Eurodollar Rate Advance on the date such payment is due and payable, the Borrower shall, within 10 days of any written demand sent by any Bank to the Borrower through the Agent, pay to the Agent for the account of such Bank any amounts (without duplication of any other amounts payable in respect of breakage costs) required to compensate such Bank for any additional losses, out-of-pocket costs or expenses which it may reasonably incur as a result of such payment or nonpayment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Bank to fund or maintain such Advance.

    Section 2.09.     Increased Costs.

    (a) Eurodollar Rate Advances. If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the calculation of the Eurodollar Rate) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Bank of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, then the Borrower shall from time to time, upon demand by such Bank (with a copy of such demand to the Agent), immediately pay to the Agent for the account of such Bank additional amounts (without duplication of any other amounts payable in respect of increased costs) sufficient to compensate such Bank for such increased cost; provided, however, that, before making any such demand, each Bank agrees to use commercially reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate as to the amount of such increased cost and detailing the calculation of such cost submitted to the Borrower and the Agent by such Bank at the time such Bank demands payment under this Section shall be conclusive and binding for all purposes, absent manifest error.

    (b) Capital Adequacy. If any Bank determines in good faith that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) implemented or effective after the date of this Agreement affects or would affect the amount of capital required or expected to be maintained by such Bank and that the amount of such capital is increased by or based upon the existence of such Bank's commitment to lend, then, upon 30 days prior written notice by such Bank (with a copy of any such demand to the Agent), the Borrower shall immediately pay to the Agent for the account of such Bank, from time to time as specified by such Bank, additional amounts (without duplication of any other amounts payable in respect of increased costs) sufficient to compensate such Bank, in light of such circumstances, to the extent that such Bank reasonably determines such increase in capital to be allocable to the existence of such Bank's commitment to lend under this Agreement. A certificate as to such amounts and detailing the calculation of such amounts submitted to the Borrower by such Bank shall be conclusive and binding for all purposes, absent manifest error.

    Section 2.10.     Payments and Computations.

    (a) Payment Procedures. Except if otherwise set forth herein, the Borrower shall make each payment under this Agreement and under the Notes not later than 11:00 a.m. (Dallas, Texas time) on the day when due in Dollars to the Agent at the location referred to in the Notes (or such other location as the Agent shall designate in writing to the Borrower) in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest or fees ratably (other than amounts payable solely to the Agent or a specific Bank pursuant to Section 2.03(b), 2.06(c), 2.08, 2.09, 2.11 or 2.12, but after taking into account payments effected pursuant to Section 9.04) to the Banks in accordance with each Bank's Pro Rata Share for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.

    (b) Computations. All computations of interest based on the Adjusted Prime Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of fees and interest based on the Eurodollar Rate and the Federal Funds Rate shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Agent of an interest rate shall be conclusive and binding for all purposes, absent manifest error.

    (c) Non-Business Day Payments. Whenever any payment shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

    (d) Agent Reliance. Unless the Agent shall have received written notice from the Borrower prior to the date on which any payment is due to the Banks that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank, together with interest, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate for such day.

    (e) Application of Payments. Unless otherwise specified in Section 2.07 hereof, whenever any payment received by the Agent under this Agreement is insufficient to pay in full all amounts then due and payable under this Agreement and the Notes, such payment shall be distributed and applied by the Agent and the Banks in the following order: first, to the payment of fees and expenses due and payable to the Agent under and in connection with this Agreement or any other Credit Document; second, to the payment of all expenses due and payable under Section 2.11(c), ratably among the Banks in accordance with the aggregate amount of such payments owed to each such Bank; third, to the payment of fees due and payable under Section 2.03 ratably among the Banks in accordance with their applicable Commitments; and fourth, to the payment of the interest accrued on and the principal amount of all of the Notes, regardless of whether any such amount is then due and payable, ratably among the Banks in accordance with the aggregate accrued interest plus the aggregate principal amount owed to each such Bank.

    Section 2.11.     Taxes.

    (a) No Deduction for Certain Taxes. Any and all payments by the Borrower shall be made, in accordance with Section 2.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or any political subdivision of the jurisdiction (all such non excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes") and, in the case of each Bank, Taxes by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision of such jurisdiction. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable to any Bank or the Agent, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.11), such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made; provided, however, that if the Borrower's obligation to deduct or withhold Taxes is caused solely by such Bank's or the Agent's failure to provide the forms described in paragraph (e) of this Section 2.11 and such Bank or the Agent could have provided such forms, no such increase shall be required; (ii) the Borrower shall make such deductions; and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

    (b) Other Taxes. In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Notes, or the other Credit Documents (hereinafter referred to as "Other Taxes").

    (c) Indemnification. The Borrower indemnifies each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.11) paid by such Bank or the Agent (as the case may be) and any liability (including interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Each payment required to be made by the Borrower in respect of this indemnification shall be made to the Agent for the benefit of any party claiming such indemnification within 30 days from the date the Borrower receives written demand detailing the calculation of such amounts therefor from the Agent on behalf of itself as Agent, any Issuing Bank, or any such Bank. If any Bank or the Agent receives a refund in respect of any taxes paid by the Borrower under this paragraph (c), such Bank or the Agent, as the case may be, shall promptly pay to the Borrower the Borrower's share of such refund.

    (d) Evidence of Tax Payments. The Borrower will pay prior to delinquency all Taxes payable in respect of any payment. Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing payment of such Taxes.

    (e) Foreign Bank Withholding Exemption. Each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Agent on the date of this Agreement or upon the effectiveness of any Assignment and Acceptance
(i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Bank is entitled to receive payments under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes, (ii) if applicable, an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax, and (iii) any other governmental forms which are necessary or required under an applicable tax treaty or otherwise by law to reduce or eliminate any withholding tax, which have been reasonably requested by the Borrower. Each Bank which delivers to the Borrower and the Agent a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the next preceding sentence further undertakes to deliver to the Borrower and the Agent two further copies of Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower and the Agent certifying in the case of a Form 1001 or 4224 that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. If an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any delivery required by the preceding sentence would otherwise be required which renders all such forms inapplicable or which would prevent any Bank from duly completing and delivering any such letter or form with respect to it and such Bank advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax, such Bank shall not be required to deliver such forms. The Borrower shall withhold tax at the rate and in the manner required by the laws of the United States with respect to payments made to a Bank failing to timely provide the requisite Internal Revenue Service forms.

    Section 2.12. Illegality. If any Bank shall notify the Agent and the Borrower that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful for such Bank or its Eurodollar Lending Office to perform its obligations under this Agreement to maintain any Eurodollar Rate Advances of such Bank then outstanding hereunder, then, notwithstanding anything herein to the contrary, the Borrower shall, if demanded by such Bank in its notice, no later than 11:00 a.m. (Dallas, Texas time), (a) if not prohibited by law or regulation to maintain such Eurodollar Rate Advances for the duration of the Interest Period, on the last day of the Interest Period for each outstanding Eurodollar Rate Advance of such Bank or (b) if prohibited by law or regulation to maintain such Eurodollar Rate Advances for the duration of the Interest Period, on the second Business Day following its receipt of such notice from such Bank, Convert all Eurodollar Rate Advances of such Bank then outstanding to Prime Rate Advances, and pay accrued interest on the principal amount Converted to the date of such Conversion and amounts, if any, required to be paid pursuant to Section 2.08 as a result of such Conversion being made on such date. Each Bank agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.

    Section 2.13.     Intentionally Left Blank.

    Section 2.14. Determination of Borrowing Base. The Borrowing Base shall be determined by the Agent as follows:

    (a) Monthly. On the 20th day of each calendar month the Agent shall determine the Borrowing Base upon receipt of a Borrowing Base Certificate dated as of the last day of the immediately preceding calendar month.

    (b) Interim Receivables Report Update. On the 5th Business Day of each calendar month, the Agent shall redetermine the Borrowing Base to account for any change in ABF's Eligible Receivables, using the Borrowing Base components set forth in the most recent month-end Borrowing Base Certificate delivered by the Borrower to the Banks, with adjustment to the of the Eligible Receivables component of the Borrowing Base for any change in ABF's Eligible Receivables as set forth on a new Interim Receivables Report dated as of the end of the immediately preceding calendar month delivered by the Borrower prior to such date.

    (c) Property Adjustments. Following (i) each permitted sale by the Borrower or any Guarantor of any real property included in the Borrowing Base with a sales value in excess of $10,000,000 individually or in the aggregate,
(ii) any loss or casualty not covered by insurance resulting in destruction of any real property included in the Borrowing Base if the loss or casualty exceeds $10,000,000 individually or in the aggregate, and (iii) any permitted purchase by the Borrower or any Guarantor of any Property which can be included in the Borrowing Base with a purchase price in excess of $10,000,000 individually or in the aggregate (each of such events hereinafter called an "Adjustment Event"), and the Agent's receipt of a Property Adjustment Report with respect thereto, the Agent shall, at the time the Borrowing Base is determined or redetermined in accordance with paragraphs (a) and (b) above further adjust the appropriate Borrowing Base components set forth in the most recent month-end Borrowing Base Certificate delivered by the Borrower to the Banks to reflect the Adjustment Events occurring since the date of such Borrowing Base Certificate.

    (d) Notice of Borrowing Base Change. Promptly following any date the Borrowing Base is redetermined in accordance with the preceding paragraphs, the Agent shall give notice to the Banks and the Borrower of the new Borrowing Base.

    Section 2.15.     Bank Replacement.

    (a) Right to Replace. The Borrower shall have the right to replace each Bank affected by a condition under Section 2.02(c)(iv), 2.09, or 2.12 for more than 90 days (each such affected Bank, an "Affected Bank") in accordance with the procedures in this Section 2.15 and provided that no reduction of the total Commitments occurs as a result thereof.

    (b)  First Right of Refusal; Replacement.

    (i) Upon the occurrence of any condition permitting the replacement of a Bank, each Bank which is not an Affected Bank shall have the right, but not the obligation, to elect to increase its respective Commitment by an amount not to exceed the amount of the Commitments of the Affected Banks, which election shall be made by written notice from each such Bank to the Agent and the Borrower given within 30 days after the date such condition occurs specifying the amount of such proposed increase in such Bank's Commitment.

    (ii) If the aggregate amount of the proposed increases in Commitments of all such Banks making such an election is in excess of the Commitments of the Affected Banks, (A) the Commitments of the Affected Banks shall be allocated pro rata among such Banks based on the respective amounts of the proposed increases to Commitments elected by each of such Banks, and (B) the respective Commitments of such Banks shall be increased by the respective amounts as so allocated so that after giving effect to such termination and increases the aggregate amount of the Commitments of the Banks will be the same as prior to such termination.

    (iii) If the aggregate amount of the proposed increases to Commitments of all Banks making such an election equals the Commitments of the Affected Banks, the respective Commitments of such Banks shall be increased by the respective amounts of their proposed increases, so that after giving effect to such termination and increase the aggregate amount of the Commitments of all of the Banks will be the same as prior to such termination.

    (iv) If the aggregate amount of the proposed increases to Commitments of all Banks making such an election is less than the Commitments of the Affected Banks, (A) the respective Commitments of such Banks shall be increased by the respective amounts of their proposed increases, and (B) the Borrower shall add additional Banks which are Eligible Assignees to this Agreement to replace such Affected Banks, which additional Banks would have aggregate Commitments no greater than those of the Affected Banks minus the amounts thereof assumed by the other Banks pursuant to such increases.

    (c)   Procedure.  Any assumptions of Commitments pursuant to this Section
2.15 shall be (i) made by the purchasing Bank or Eligible Assignee and the selling Bank entering into an Assignment and Assumption and by following the procedures in Section 9.06 for adding a Bank. In connection with the increase of the Commitments of any Bank pursuant to the foregoing paragraph (ii), each Bank with an increased Commitment shall purchase from the Affected Banks at par such Bank's ratable share of the outstanding Advances of the Affected Banks and assume such Bank's ratable share of the Affected Banks' Letter of Credit Exposure.

    Section 2.16. Sharing of Payments, Etc. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of its Advances or its share of Letter of Credit Obligations in excess of its Pro Rata Share of payments on account of the Advances or Letter of Credit Obligations obtained by all the Banks, such Bank shall notify the Agent and forthwith purchase from the other Banks such participations in the Advances made by them or Letter of Credit Obligations held by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably in accordance with the requirements of this Agreement with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such Bank's ratable share (according to the proportion of (a) the amount of the participation sold by such Bank to the purchasing Bank as a result of such excess payment to (b) the total amount of such excess payment) of such recovery, together with an amount equal to such Bank's ratable share (according to the proportion of (a) the amount of such Bank's required repayment to the purchasing Bank to

    (b) the total amount of all such required repayments to the purchasing
Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section
2.16 may, to the fullest extent permitted by law, unless and until escinded as provided above, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrower in the amount of such participation.

    Section 2.17.     Collateral.

    (a) Creation and Perfection of Liens. Prior to the termination of the Commitments and the repayment in full of the Obligations, a perfected Lien shall exist on all Collateral (as defined in the Security Agreements) in favor of the Agent for the benefit of the Banks to secure the Obligations in accordance with the terms of the Security Agreements, except that (i) to the extent any Lien on Revenue Equipment is unperfected as of the Effective Date, the Borrower shall cause such Liens to be perfected as promptly as practicable, and (ii) to the extent any Lien on Eligible Real Property is unperfected as of the Effective Date, the Borrower shall comply with the post-closing schedule described in Section 5.08 of the Revolver/Term Agreement.

    (b) Further Assurances. The Borrower agrees to promptly, on demand, execute and deliver, and cause the Guarantors to execute and deliver, at the Borrower's expense, such security agreements, pledge agreements, assignments, mortgages, financing statements, stock powers, and other collateral documentation, and take such other actions deemed by the Agent and its counsel to be necessary in order to effect the foregoing. In addition, if an Event of Default has occurred and is continuing and the Agent has commenced or intends to commence foreclosure of any of the eleven Properties listed on

Exhibit "A" to Schedule 5.08(a) to the Revolver/Term Agreement under the headings "Break Bulk Facilities" and "Other Large Terminals" then in such event the Borrower agrees to obtain Phase 1 Environmental Site Assessments, at the Borrower's sole cost, with respect to any such Property.

    (c) Appraisals. The Borrower agrees to obtain, at its own expense and as promptly as practicable, such other appraisals as the Agent shall determine from time to time are required to satisfy any applicable Legal Requirement.

    (d) Certificates of Title. The Borrower agrees the hold, and to cause each Guarantor to hold, the certificates of title relating to titled Revenue Equipment of the Borrower or any Guarantor only at the offices listed on
Schedule 2.17 attached hereto and in the custody of the Custodians described in the Borrower Security Agreement and the Guarantors Security Agreement.

    Section 2.18.     Certain Covenants.

    (a) Current Receivables Reports. The Borrower agrees to deliver to the Banks a Current Receivables Report prior to the 5th and the 20th day of each calendar month while any Tranche B Advances are outstanding.

    (b) Sale of Real Property. The Borrower will not, nor will it permit any Guarantor to sell, convey or otherwise dispose of any Eligible Real Property (other than Excess Real Property) without the prior written consent of the Majority Banks hereunder.

                           ARTICLE III

                      CONDITIONS OF LENDING

    Section 3.01. Conditions Precedent to Effectiveness of this Agreement. This Agreement shall become effective on February 21, 1996 if on or prior to the close of business on such date the following conditions precedent have been satisfied:

    (a) Documentation. The Agent shall have received counterparts of this Agreement executed by the Borrower and the Banks, and the following duly executed by all the parties thereto, in form and substance satisfactory to the Agent, and in sufficient copies for each Bank:

    (i) the Guaranty, the Borrower Security Agreement, the Guarantors Security Agreement, the Mortgages which have been prepared for execution on the Effective Date and any related Uniform Commercial Code financing statements, the Master SA Agreement, and the Intercreditor Agreement;

    (ii) a certificate from the Chief Executive Officer, President or Chief Financial Officer of the Borrower dated as of the Effective Date stating that as of the Effective Date (A) all representations and warranties of the Borrower set forth in this Agreement and the Borrower Security Agreement are true and correct in all material respects; (B) no Default has occurred and is continuing; (C) the conditions in this Section 3.01 (other than clause
(a)(ix)) have been met;

    (iii) a certificate of the Secretary or an Assistant Secretary of the Borrower and each Guarantor dated as of the date of this Agreement certifying as of the date of this Agreement (A) the names and true signatures of officers of the Borrower and such Guarantor authorized to sign the Credit Documents to which such Person is a party, (B) resolutions of the Board of

Directors of such Person with respect to the transactions herein contemplated, and (C) either (i) that the copies of the articles or certificate of incorporation and bylaws of such Person delivered to each Bank as of August 10, 1995 (or as of August 14, 1995 in connection with WWC and each of its Subsidiaries) in connection with the Revolver/Term Agreement are still true and correct and have not been amended or modified since such date or (ii) copies of any modification or amendment to the articles or certificate of incorporation or bylaws of such Person made since such date;

    (iv) a favorable opinion of Richard F. Cooper, General Counsel to the Borrower and Guarantors, dated as of February 21, 1996 and in substantially the form of Exhibit I;

    (v) a favorable opinion of Bracewell & Patterson, L.L.P., counsel to the Agent, dated as of February 21, 1996 and in substantially in the form of the attached Exhibit J;

    (vi) the unaudited Consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at December 31, 1995, and the related Consolidated and consolidating statements of operations, shareholders' equity and cash flows, of the Borrower and its Subsidiaries for the fiscal year then ended, duly certified by the Chief Financial Officer or Treasurer of the Borrower;

    (vii) a Borrowing Base Certificate as of January 31, 1996 and a Current Receivables Report as of February 21, 1996, each duly completed and executed by the Chief Financial Officer or Treasurer of the Borrower; and

    (viii) such other documents, governmental certificates, agreements, lien searches as the Agent may reasonably request.

    (b) Representations and Warranties. The representations and warranties contained in Article IV of the Revolver/Term Agreement and Section 7 of the Guaranty and in each Security Agreement shall be true and correct in all material respects.

    (c) Certain Payments. The Borrower shall have paid the fees required to be paid to the Agent as of the Effective Date pursuant to Section 2.03(b) hereof.

    (d) Appraiser. The Borrower has engaged a M.A.I. appraiser which is acceptable to the Agent to perform the "Appraisal Program" described on
Schedule 5.08(a) attached to the Revolver/Term Agreement.

    Section 3.02. Conditions Precedent for each Borrowing. The obligation of each Bank to fund an Advance on the occasion of each Borrowing (other than the Conversion or continuation of any existing Borrowing) shall be subject to the further conditions precedent that on the date of such
Borrowing:

    (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):

    (i)     the representations and warranties incorporated by reference in
Article IV hereof and Section 7 of the Guaranty and in each Security Agreement are correct in all material respects on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds from such Borrowing, as though made on and as of such date and

    (ii) no Default has occurred and is continuing or would result from such Borrowing or from the application of the proceeds therefrom; and

    (b) the Agent shall have received such other approvals, opinions or documents deemed necessary or desirable by any Bank as a result of circumstances occurring after the Effective Date, as the Agent may reasonably request.

                            ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES

    Section 4.01. Incorporation of Representations. Except the representation and warranty in

    Section 4.08 of the Revolver/Term Agreement, each of the representations and warranties of the Borrower set forth in Article IV of the Revolver/Term Agreement as in effect on and as of the Effective Date (with only such changes therein as the Majority Banks under this Agreement may consent to in writing), including all defined terms and schedules referred to therein, are hereby incorporated by reference into this Agreement as if fully set forth herein for the benefit of the Agent and the Banks, provided, however, that any reference to a capitalized term which is separately defined in this Agreement shall be deemed to have the meanings set forth herein wherever such terms are used in such representations and warranties.

    Section 4.02.     Use of Proceeds.

    (a) Tranche A Advances. The proceeds of the Tranche A Advances will be used by the Borrower for general corporate purposes of the Borrower and its Subsidiaries.

    (b) Tranche B Advances. The proceeds of the Tranche B Advances will be used by the Borrower to support short term incremental growth of Receivables of the Borrower and its Subsidiaries.

    (c) Regulations. No proceeds of Advances will be used to purchase or carry any margin stock in violation of Regulations G, T, U or X of the Federal Reserve Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board).

                            ARTICLE V

                      AFFIRMATIVE COVENANTS

    So long as any Note or any amount under any Credit Document shall remain unpaid or any Bank shall have any Commitment hereunder, the Borrower agrees to comply with each of the affirmative covenants set forth in Article V of the Revolver/Term Agreement as in effect on and as of the Effective Date (with only such changes therein as the Majority Banks under this Agreement may consent to in writing), including all defined terms and schedules referred to therein, and such covenants are incorporated by reference into this Agreement as if fully set forth herein for the benefit of the Agent and the Banks, provided, however, that any reference to a capitalized term which is separately defined in this Agreement shall be deemed to have the meanings set forth herein wherever such terms are used in such covenants.

                            ARTICLE VI

                        NEGATIVE COVENANTS

    So long as any Note or any amount under any Credit Document shall remain unpaid or any Bank shall have any Commitment hereunder, the Borrower agrees to comply with each of the negative covenants set forth in Article VI of the Revolver/Term Agreement as in effect on and as of the Effective Date (with only such changes therein as the Majority Banks under this Agreement may consent to in writing), including all defined terms and schedules referred to therein, and such covenants are incorporated by reference into this Agreement as if fully set forth herein for the benefit of the Agent and the Banks, provided, however, that (a) except as modified by clauses (b) and (c) below, any reference to a capitalized term which is separately defined in this Agreement shall be deemed to have the meanings set forth herein wherever such terms are used in such covenants; (b) any reference in such covenants to the "Liquidity Facility" shall be deemed to be a reference to the Revolver/Term Agreement for purposes of the covenants incorporated into this Agreement; (c) the term "Banks" as used in Sections 6.06(a) and 6.17 of the Revolver/Term Agreement shall be deemed to refer to both the Banks hereunder and the Revolver/Term Banks.

                           ARTICLE VII

                             REMEDIES

    Section 7.01. Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" under any Credit
Document:

    (a) Payment. The Borrower shall fail to pay any principal of any Note when the same becomes due and payable as set forth in this Agreement, or any interest on any Note or any fee or other amount payable hereunder or under any other Credit Document within five days after the same becomes due and payable;

    (b) Representation and Warranties. Any representation or warranty made or deemed to be made (i) by the Borrower in this Agreement or in any other Credit Document, (ii) by the Borrower (or any of its officers) in connection with this Agreement or any other Credit Document, or (iii) by any Subsidiary in any Credit Document shall prove to have been incorrect in any material respect when made or deemed to be made;

    (c) Covenant Breaches. (i) The Borrower shall fail to perform or observe any covenant contained in Section 2.18 herein or in Sections 5.03 or
5.04 of the Revolver/Term Agreement (as incorporated herein by reference), or
Section 5.06(e), (f), (g), (h) or (i) of the Revolver/Term Agreement (as incorporated herein by reference), or Article VI of the Revolver/Term Agreement (as incorporated herein by reference) or the Borrower shall fail to perform or observe its covenant in Section 4.4 of the Borrower's Security Agreement or shall fail to cause any Guarantor to perform or observe its covenant in Section 4.4 of the Guarantors Security Agreements or (ii) the Borrower or any Guarantor shall fail to perform or observe any term or covenant set forth in any Credit Document which is not covered by clause (i) above or any other provision of this Section 7.01 if such failure shall remain unremedied for 30 days after the earlier of the date written notice of such default shall have been given to the Borrower or such Guarantor by the Agent or any Bank or the date a Responsible Officer of the Borrower or any Guarantor has actual knowledge of such default;

    (d) Cross-Defaults. (i) The Borrower or any its Subsidiaries shall fail to pay any principal of or premium or interest on its Indebtedness which is outstanding in a principal amount of at least $10,000,000 individually or when aggregated with all such Indebtedness of the Borrower or its Subsidiaries so in default (but excluding Indebtedness evidenced by the Notes) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to Indebtedness which is outstanding in a principal amount of at least $10,000,000 individually or when aggregated with all such Indebtedness of the Borrower and its Subsidiaries so in default, and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or (iii) any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

    (e) Insolvency. The Borrower or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against the Borrower or any such Subsidiary, either such proceeding shall remain undismissed for a period of 30 days or any of the actions sought in such proceeding shall occur; or the Borrower or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this paragraph (e);

    (f) Judgments. Any judgment or order for the payment of money in excess of $10,000,000 (reduced for purposes of this paragraph for the amount in respect of such judgment or order that a reputable insurer has acknowledged being payable under any valid and enforceable insurance policy) shall be rendered against the Borrower or any of its Subsidiaries which, within 30 days from the date such judgment is entered, shall not have been discharged or execution thereof stayed pending appeal;

    (g) ERISA. (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan,
(iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is likely to result in the termination of such Plan for purposes of Title IV of ERISA, unless such Reportable Event, proceedings or appointment are being contested by the Borrower in good faith and by appropriate proceedings, (iv) any Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any member of the Controlled Group shall incur any liability in connection with a withdrawal from a Multiemployer Plan or the insolvency (within the meaning of Section 4245 of ERISA) or reorganization (within the meaning of Section 4241 of ERISA) of a Multiemployer Plan, unless such liability is being contested by the Borrower in good faith and by appropriate proceedings, or (vi) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could subject the Borrower or any Guarantor to any tax, penalty or other liabilities in the aggregate exceeding $10,000,000;

    (h) Guaranty. Any provision of the Guaranty requiring the payment of the Guaranteed Obligations (as defined in the Guaranty) shall for any reason cease to be valid and binding on any Guarantor or any Guarantor shall so state in writing;

    (i) Default Under Headquarters Credit Agreement. The occurrence of an "Event of Default", as defined in the Headquarters Credit Agreement, unless such "Event of Default" has been waived in accordance with the terms of such Headquarters Credit Agreement;

    (j) Invalidity of Subordination Provisions. The subordination provisions of the Subordinated Debentures shall be invalidated or otherwise cease to be in full force and effect.

    (k) Reduction of Revolving Commitments. The Borrower shall voluntarily reduce the Revolving Commitments without the prior written consent of all Banks.

    (l) Default Under Revolver/Term Agreement. The occurrence of an "Event of Default", as defined in the Revolver/Term Agreement, unless such "Event of Default" has been waived in accordance with the terms of the Revolver/Term Agreement.

    Section 7.02. Optional Acceleration of Maturity. If any Event of Default (other than an Event of Default pursuant to paragraph (e) of Section 7.01) shall have occurred and be continuing, then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrower, declare the obligation of each Bank to make Advances to be terminated, whereupon the same shall forthwith terminate, and
(ii) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrower, declare the Notes, all interest thereon, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest, and all such amounts shall become and be forthwith due and payable in full, without presentment, demand, protest or further notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower.

    Section 7.03. Automatic Acceleration of Maturity. If any Event of Default pursuant to paragraph (e) of Section 7.01 shall occur, the obligation of each Bank to make Advances shall immediately and automatically be terminated and the Notes, all interest on the Notes, and all other amounts payable under this Agreement shall immediately and automatically become and be due and payable in full, without presentment, demand, protest or any notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower.

    Section 7.04.     Cash Collateral Account.

    (a) Pledge. The Borrower hereby pledges, and grants to the Agent for the benefit of the Banks, a security interest in all funds held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of the Obligations.

    (b) Duty of Care. The Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords its own property, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.

    Section 7.05. Non-exclusivity of Remedies. No remedy conferred upon the Agent or the Banks is intended to be exclusive of any other remedy, and each remedy shall be cumulative of all other remedies existing by contract, at law, in equity, by statute or otherwise.

    Section 7.06. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent, if any, specified by Section 7.02 to authorize the Agent to declare the Notes and any other amount payable hereunder due and payable pursuant to the provisions of Section 7.02 or the automatic acceleration of the Notes and all amounts payable under this Agreement pursuant to Section 7.03, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, the Note held by such Bank, and the other Credit Documents, irrespective of whether or not such Bank shall have made any demand under this Agreement, such Note, or such other Credit Documents, and although such obligations may be unmatured. Each Bank agrees to promptly notify the Borrower after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have.

                           ARTICLE VIII

                        AGENCY PROVISIONS

    Section 8.01. Authorization and Action. Each Bank hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Credit Documents as are delegated to the Agent by the terms hereof and of the other Credit Documents, together with such powers as are reasonably incidental thereto.
As to any matters not expressly provided for by this Agreement or any other Credit Document (including, without limitation, enforcement or collection of the Notes and enforcement of the Intercreditor Agreement), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement, any other Credit Document (including without limitation the Intercreditor Agreement), or applicable law.

    Section 8.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken (including the Agent's own negligence) by it or them under or in connection with this Agreement or the other Credit Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the
Agent: (a) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with this Agreement or the other Credit Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Credit Document on the part of the Borrower or its Subsidiaries or to inspect the property (including the books and records) of the Borrower or its Subsidiaries; (e) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Credit Document; and (f) shall incur no liability under or in respect of this Agreement or any other Credit Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

    Section 8.03. The Agent and Its Affiliates. With respect to its Commitment, the Advances made by it and the Notes issued to it, the Agent shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent. The term "Bank" or "Banks" shall, unless otherwise expressly indicated, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower or any of its Subsidiaries, and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if the Agent were not an agent hereunder and without any duty to account therefor to the Banks.

    Section 8.04. Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on the financial statements referred to in Section 4.05 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

    Section 8.05. Indemnification. The Banks severally agree to indemnify the Agent (to the extent not reimbursed by the Borrower), according to their respective Pro Rata Shares from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement or any other Credit Document (including the Agent's own negligence), provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Credit Document, to the extent that the Agent is not reimbursed for such expenses by the Borrower.

    Section 8.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower and may be removed at any time with or without cause by the Majority Banks upon receipt of written notice from the Majority Banks to such effect. Upon receipt of notice of any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent with, if an Event of Default has not occurred and is not continuing, the consent of the Borrower, which consent shall not be unreasonably withheld. If no successor Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks and the Borrower, appoint a successor Agent, which shall be a commercial bank meeting the financial requirements of an Eligible Assignee.

Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Credit Documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Credit Documents.



                            ARTICLE IX

                          MISCELLANEOUS

    Section 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement, the Notes, or any other Credit Document, nor consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment shall increase the Commitment of any Bank without the written consent of such Bank, and no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) increase the aggregate Commitments of the Banks, (b) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder or under any other Credit Document, (c) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (d) change the number of Banks which shall be required for the Banks or any of them to take any action hereunder or under any other Credit Document, (e) amend Section 2.16 or this Section 9.01, (f) release any Guarantor from its obligations under the Guaranty, (g) release any Lien in favor of the Agent for the benefit of the Banks on Property of the Borrower or Guarantors, except as contemplated by the Security Agreements, or (h) amend the definition of "Majority Banks"; and provided, further, that (A) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Banks required above to take such action, affect the rights or duties of the Agent under this Agreement or any other Credit Document, and (B) no waiver or consent to departure from any of the conditions specified in Section 3.01 or 3.02 shall be effective unless in writing and signed by the Majority Banks and the Agent.

    Section 9.02. Notices, Etc. All notices and other communications shall be in writing (including telecopy or telex) and mailed, telecopied, telexed, hand delivered or delivered by a nationally recognized overnight courier, if to the Borrower, at its address at 3809 Old Greenwood Road, Fort
Smith, Arkansas 72903,  Attention:   Chief Financial Officer, with a copy to
the General Counsel (telecopy: (501) 785-6124; telephone: (501) 785-6000); if to any Bank at its Domestic Lending Office specified opposite its name on
Schedule 9.02; if to the Agent or to Societe Generale in its capacity as Agent, at its address at 4800 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas 75201, Attention: Matthew C. Flanigan, First Vice President and Manager and Ms. Terri Jones, Operations (telecopy: (214) 754-0171;

telephone: (214) 979-2777); and if a Notice of Borrowing or a Notice of Conversion or Continuation to the Agent at the Domestic Lending Office for the Agent specified opposite its name on Schedule 9.02 or, as to each party, at such other address or teletransmission number as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telecopied, telexed or hand delivered or delivered by overnight courier, be effective three days after deposited in the mails, when telecopy transmission is completed, when confirmed by telex answer-back or when delivered, respectively, except that notices and communications to the Agent pursuant to Article II or VIII shall not be effective until received by the Agent.

    Section 9.03. No Waiver; Remedies. No failure on the part of any Bank or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement and the other Credit Documents are cumulative and not exclusive of any remedies provided by law.

    Section 9.04. Costs and Expenses. The Borrower agrees to pay on demand all out-of-pocket costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Notes and the other Credit Documents including, without limitation, (a) the reasonable fees and out-of-pocket expenses of Bracewell & Patterson, L.L.P., counsel for the Agent, and with respect to advising the Agent as to its rights and responsibilities under this Agreement, and (b) all reasonable out-of-pocket costs and expenses, if any, of Agent and each Bank (including, without limitation, reasonable counsel fees and expenses of the Agent and each Bank) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other Credit Documents.

    Section 9.05. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Agent, and when the Agent shall have, as to each Bank, either received a counterpart hereof executed by such Bank or been notified by such Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent, and each Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or delegate its duties under this Agreement or any interest in this Agreement without the prior written consent of each Bank.

    Section 9.06.     Bank Assignments and Participations.

    (a) Assignments. Any Bank may assign to one or more banks or other entities all or any portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it, and the Notes held by it); provided, however, that
(i) each such assignment shall be of a constant, and not a varying, percentage of all of such Bank's rights and obligations under this Agreement and shall involve a ratable assignment of such Bank's Tranche A Commitment and its Tranche B Commitment and such Bank's Tranche A Advances and Tranche B Advances, (ii) the amount of the resulting Commitment and Advances of the assigning Bank (unless it is assigning all its Commitment) and the assignee Bank pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $1,000,000 and shall be an integral multiple of $1,000,000,

(iii) each such assignment shall be to an Eligible Assignee, (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with the Notes subject to such assignment, and (v) each Eligible Assignee (other than the Eligible Assignee of the Agent or an Eligible Assignee which is an Affiliate of the assigning Bank) shall pay to the Agent a $2,500 administrative fee. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto for all purposes and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (B) such Bank thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto). Notwithstanding anything herein to the contrary, any Bank may assign, as collateral or otherwise, any of its rights under the Credit Documents to any Federal Reserve Bank.

    (b) Term of Assignments. By executing and delivering an Assignment and Acceptance, the Bank thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency of value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the Guarantors or the performance or observance by the Borrower or the Guarantors of any of their obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.05 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

    (c) The Register. The Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Advances owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent, and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this

Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

    (d) Procedures. Upon its receipt of an Assignment and Acceptance executed by a Bank and an Eligible Assignee, together with the Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of the attached Exhibit H,
(i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Notes, a new Tranche A Note and new Tranche B Note payable to the order of such Eligible Assignee in amount equal to, respectively, the Tranche A Commitment and the Tranche B Commitment) assumed by it pursuant to such Assignment and Acceptance, and if the assigning Bank has retained any Commitment hereunder, a new Tranche A Note and new Tranche B Note payable to the order of such Bank in an amount equal to, respectively, the Tranche A Commitment and the Tranche B Commitment retained by it hereunder. Such new Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the attached Exhibits A and B, as appropriate.

    (e) Participations. Each Bank may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it, and the Notes held by
it); provided, however, that (i) such Bank's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of any such Note for all purposes of this Agreement,
(iv) the Borrower, the Agent, and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, (v) such Bank shall not require the participant's consent to any matter under this Agreement, except for change in the principal amount of any Note in which the participant has an interest, reductions in fees or interest, or extending the Maturity Date, and (vi) such Bank shall give prompt notice to the Borrower of each such participation sold by such Bank. The Borrower hereby agrees that participants shall have the same rights under Sections 2.08, 2.09, 2.11(c), and 9.07 hereof as the Bank to the extent of their respective participations.

    (f) Confidentiality. Each Bank may furnish any information concerning the Borrower and its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants); provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree in writing to preserve the confidentiality of any confidential information relating to the Borrower and its Subsidiaries received by it from such Bank. Such Bank shall promptly deliver a signed copy of any such confidentiality agreement to the Borrower.

    Section 9.07. Indemnification. The Borrower shall indemnify the Agent and the Banks (including any lender which was a Bank hereunder prior to any full assignment of its Commitment), and each affiliate thereof and their respective directors, officers, employees and agents from, and discharge, release, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from (i) any actual or proposed use by the Borrower or any Affiliate of the Borrower of the proceeds of any Advance, (ii) any breach by the Borrower or any Guarantor of any provision of this Agreement or any other Credit Document, (iii) any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing, or
(iv) any Environmental Claim or requirement of Environmental Laws concerning or relating to the present or previously-owned or operated properties, or the operations or business, of the Borrower or any of its Subsidiaries, and the Borrower shall reimburse the Agent and each Bank, and each affiliate thereof and their respective directors, officers, employees and agents, upon demand for any reasonable out-of-pocket expenses (including legal fees) incurred in connection with any such investigation, litigation or other proceeding; and expressly including any such losses, liabilities, claims, damages, or expense incurred by reason of the Person being indemnified's own negligence, but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified.

    Section 9.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

    Section 9.09. Survival of Representations, etc. All representations and warranties contained in this Agreement or made in writing by or on behalf of the Borrower in connection herewith shall survive the execution and delivery of this Agreement and the Credit Documents, the making of the Advances and any investigation made by or on behalf of the Banks, none of which investigations shall diminish any Bank's right to rely on such representations and warranties. All obligations of the Borrower provided for in Sections 2.08, 2.09, 2.11(c), and 9.07 shall survive any termination of this Agreement and repayment in full of the Obligations.

    Section 9.10. Severability. In case one or more provisions of this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.

    Section 9.11. Business Loans. The Borrower warrants and represents that the Advances evidenced by the Notes are and shall be for business, commercial, investment or other similar purposes and not primarily for personal, family, household or agricultural use, as such terms are used in Chapter One ("Chapter One") of the Texas Credit Code. At all such times, if any, as Chapter One shall establish a Maximum Rate, the Maximum Rate shall be the "indicated rate ceiling" (as such term is defined in Chapter One) from time to time in effect.

    Section 9.12. Usury Not Intended. It is the intent of the Borrower and each Bank in the execution and performance of this Agreement and the other Credit Documents to contract in strict compliance with applicable usury laws, including conflicts of law concepts, governing the Advances of each Bank including such applicable laws of the State of Texas and the United States of America from time to time in effect. In furtherance thereof, the Banks and the Borrower stipulate and agree that none of the terms and provisions contained in this Agreement or the other Credit Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate and that for purposes hereof "interest" shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Agreement; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Advances, include amounts which by applicable law are deemed interest which would exceed the Maximum Rate, then such excess shall be deemed to be a mistake and each Bank receiving same shall credit the same on the principal of its Notes (or if such Notes shall have been paid in full, refund said excess to the Borrower). In the event that the maturity of the Notes is accelerated by reason of any election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the Maximum Rate and excess interest, if any, provided for in this Agreement or otherwise shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the applicable Notes (or, if the applicable Notes shall have been paid in full, refunded to the Borrower). The provisions of this Section shall control over all other provisions of this Agreement or the other Credit Documents which may be in apparent conflict herewith.

    Section 9.13. Governing Law. This Agreement, the Notes and the other Credit Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.

    Section 9.14. Consent to Jurisdiction. The Borrower hereby irrevocably submits to the jurisdiction of any Texas state or federal court sitting in Dallas, Texas in any action or proceeding arising out of or relating to this Agreement, the Notes and the other Credit Documents, and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court. The Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, any right it may have to the defense of an inconvenient forum to the maintenance of such action or proceeding. The Borrower hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to the Borrower at its address specified in Section 9.02. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section shall affect the rights of any Bank or the Agent to serve legal process in any other manner permitted by the law or affect the right of any Bank or the Agent to bring any action or proceeding against the Borrower or its Property in the courts of any other jurisdiction.

    Section 9.15 Banks Not in Control. None of the covenants or other provisions contained in the Credit Documents shall or shall be deemed to, give the Banks the rights or power to exercise control over the affairs and/or management of the Borrower, any of its Subsidiaries or any Guarantor, the power of the Banks being limited to the right to exercise the remedies provided in the Credit Documents; provided, however, that if any Bank becomes the owner of any stock, or other equity interest in, any Person whether through foreclosure or otherwise, such Bank shall be entitled (subject to requirements of law) to exercise such legal rights as it may have by being owner of such stock, or other equity interest in, such Person.

    Section 9.16. Headings Descriptive. The headings of the several Sections and paragraphs of the Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

    Section 9.17. WAIVERS OF JURY TRIAL. THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY
JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER LOAN DOCUMENT OR TO ANY COUNTERCLAIM THEREIN.

    Section 9.18. ENTIRE AGREEMENT. PURSUANT TO SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, A LOAN AGREEMENT IN WHICH THE
AMOUNT INVOLVED IN THE LOAN AGREEMENT EXCEEDS $50,000 IN VALUE IS NOT ENFORCEABLE UNLESS THE LOAN AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR THAT PARTY'S AUTHORIZED REPRESENTATIVE.

          THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO AN AGREEMENT
SUBJECT TO THE PRECEDING PARAGRAPH SHALL BE DETERMINED SOLELY FROM THE WRITTEN LOAN AGREEMENT, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THE LOAN AGREEMENT. THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS, AS DEFINED IN THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

                [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EXECUTED as of the date first referenced above.

                       BORROWER:

                       ARKANSAS BEST CORPORATION

                       Donald L. Neal
                       Senior Vice President and Chief Financial Officer


                       AGENT:

                       SOCIETE GENERALE, SOUTHWEST AGENCY


                       By:
                       Title:


                       BANKS:

                       SOCIETE GENERALE,
                         SOUTHWEST AGENCY


                       By:
                       Title:


                       NATIONSBANK OF TEXAS, N.A.


                       By:
                       Title:



                       BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION


                       By:
                       Title:


                       ABN AMRO BANK N.V., HOUSTON AGENCY


                       By:
                       Title:



                       By:
                       Title:

                       BOATMEN'S NATIONAL BANK OF ST. LOUIS


                       By:
                       Title:



                       CREDIT LYONNAIS NEW YORK BRANCH


                       By:
                       Title:


                       THE FIRST NATIONAL BANK OF BOSTON


                       By:
                       Title:


                       THE FIRST NATIONAL BANK OF CHICAGO


                       By:
                       Title:


                       DEPOSIT GUARANTY NATIONAL BANK


                       By:
                       Title:


                       PNC BANK, N.A.


                       By:
                       Title:


                       ROYAL BANK OF CANADA


                       By:
                       Title:


                       WELLS FARGO BANK, N.A.


                       By:
                       Title:

                       THE BANK OF TOKYO TRUST COMPANY


                       By:
                       Title:


                       FIRST INTERSTATE BANK OF TEXAS, N.A.


                       By:
                       Title:


                       THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED,
                       NEW YORK BRANCH


                       By:
                       Title:


                       U.S. NATIONAL BANK OF OREGON


                       By:
                       Title:


                       BANQUE FRANCAISE DU COMMERCE EXTERIEUR


                       By:
                       Title: